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                                                                    Exhibit 10.4

                                PROMISSORY NOTE

$100,000.00                                     New York, New York
                                                December 7, 1995

GUARDIAN TECHNOLOGIES INTERNATIONAL, INC., a Virginia corporation (the "Borrower"), for value received, hereby promises to pay to the order of Creditanstalt Corporate Finance, Inc. ("CCFI"), at its office located at 245 Park Avenue, New York, New York 10167 or such other office as CCFI may otherwise direct on the earlier of (i) the Termination Date, or (ii) such earlier date when the amounts outstanding hereunder shall become due and payable pursuant to the terms hereof, the aggregate unpaid principal amount of all loans (each, a "Loan") made to the Borrower pursuant to the Agreement referred to below. Each such payment shall be made prior to 1:00 P.M. (New York City time) on the date due, and shall be made without set-off or counterclaim in lawful money of the United States of America and in same day funds.

Unless otherwise specifically defined herein, all capitalized terms used herein shall be used with the meaning ascribed to them in the Agreement dated December 7, 1995 of CCFI and the Borrower (the "Agreement").

The Borrower promises also to pay interest on the unpaid principal amount of each Loan In U.S. Dollars and same day funds at said office, or such other office as CCFI may otherwise direct, at the rates and on the dates set forth in the Agreement.

Interest shall be computed on the number of days actually elapsed on the basis of a 360-day year.

If the date for any payment due hereunder would otherwise fall on a day which is not a Business Day, such payment date shall be extended to the next following Business Day with additional interest on the principal payable at the applicable rate specified herein during such extension.

The Borrower shall not use the proceeds of any Loan to "purchase" or "carry" any "Margin Stock" as such terms are used in Regulations G, T, U or X of the Board of Governors of the Federal Reserve System.

The Borrower (i) waives presentment, demand, protest or notice of any kind in connection with this Note and (ii) agrees to pay to the holder hereof, on demand, all costs and expenses (including reasonable legal fees) incurred in connection with the execution, delivery, administration, modification, enforcement and collection of this Note.

On the date of each Loan, the Borrower represents and warrants that (i) all acts, filings, conditions and things required to be done and performed and to have happened (including, without limitation, the obtaining of necessary governmental approvals) precedent to the issuance of this note to constitute this Note the duly authorized, legal, valid and binding obligation of the Borrower, enforceable in accordance with its terms have been done, performed and have happened in due and strict compliance with all applicable laws, (ii) the issuance and performance of this Note will not

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violate any law, rule, regulation, order, decree, permit, agreement or instrument to which the Borrower is a party or is subject, or result in the imposition of any lien upon any of the Borrower's assets, (iii) all Representation and Warranties contained in the Agreement are true and correct on the date of each Loan as if made on such date, and (iv) the Conditions to each Extension of Credit set forth in Section 7 of the Agreement shall have been satisfied to CCFI's satisfaction in its reasonable discretion.

This promissory note is the Note referred to in the Agreement and is entitled to the benefits thereof.

CCFI is hereby authorized to endorse on the schedule attached hereto the dates and amounts of the Loan, of repayments thereof, provided however, that failure by CCFI to make such recordation shall not affect the Borrower's obligations hereunder and under the Agreement, CCFI is authorized to debit the account of the Borrower with CCFI for all amounts payable hereunder.

Any Loan may be voluntarily repaid or prepaid on any day without penalty provided that written notice of such prepayment shall have delivered to CCFI on or prior to such date, and shall become payable on any date upon written demand by CCFI or automatically as a result of the occurrence and continuance of an Event of Mandatory Repayment, all as provided in the Agreement.

Any suit, action or proceeding against the Borrower with respect to this promissory note or any judgment entered by any court in respect thereof may be brought in the Courts of the State of New York sitting in New York City or in the U.S. District Court for the Southern District of New York as CCFI in its sole discretion may elect, and, by execution and delivery hereof, the Borrower accepts and consents to, for itself and in respect to its property, generally and unconditionally, the jurisdiction of the aforesaid courts and agrees that such jurisdiction shall be exclusive, unless waived by CCFI in writing, with respect to any action or proceeding brought by it against CCFI and any questions relating to usury. The Borrower hereby further irrevocably consents to the service of process in any suit, action or proceeding in said courts by the mailing thereof by CCFI by registered or certified mail, postage prepaid, to the Borrower at its address specified below, such service to become effective five days after such mailing. In addition, the Borrower hereby irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Note brought in the courts of the State of New York, or the U.S. District Court for the Southern District of New York, and hereby further irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

AFTER REVIEWING THIS PROVISION SPECIFICALLY WITH THEIR RESPECTIVE COUNSEL THE BORROWER AND CCFI HEREBY KNOWINGLY, VOLUNTARILY, AND INTENTIONALLY WAIVE ANY RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS NOTE OR ANY OTHER DOCUMENT DELIVERED IN CONNECTION HEREWITH, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN), OR ACTIONS OF CCFI OR THE


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BORROWER RELATING HERETO.  THIS PROVISION IS A MATERIAL INDUCEMENT FOR CCFI'S
MAKING THE LOAN.

This Note shall be construed in accordance with and governed by the laws of the State of New York, without regard to its conflict of law principles.


                                     GUARDIAN TECHNOLOGIES INTERNATIONAL, INC.

                                     By   /s/ Oliver L. North
                                        -------------------------------
                                          Name: Oliver L. North
                                          Title:  Chief Executive Officer

                                     By   /s/ Joseph F. Fernandez
                                        -------------------------------
                                          Name: Joseph F. Fernandez
                                          Title:  President



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